PHILIP YEE

October 16, 2014

Board of Directors
Santa Fe Gold Corporation
#301-700 West Pender St.
Vancouver, BC, Canada, V6C 1G8

LETTER OF RESIGNATION

I hereby submit my resignation as Vice-President of Finance (*Interim*) of Santa Fe Gold Corporation to be effective immediately.

With regards,

Philip Yee

cc: Jakes Jordaan
Managing Director
The Jordaan Law Firm, PLLC
3131 McKinney Ave., Suite 600
Dallas, Texas, USA, 75204
(214) 202-7449
jakes@jordaanlaw.com